BENEFIT LIFE INSURANCE COMPANY
                                 LOAN AGREEMENT

         This agreement (herein referred to as the "Loan Agreement") is between Benefit Life Insurance Company (herein referred to as "Lender" also referred to variously in documents executed contemporaneously herewith as "Secured Party" and "Mortgagee"); Gemini Biotech, Ltd., a Texas Limited Partnership (hereinafter "Gemini"); Delargen Corporation, a Texas Corporation sometimes doing business as Gemini Biotech, Inc. (hereinafter "Delargen") (Gemini and Delargen are herein jointly and severally called "Borrower" and variously referred to in documents executed contemporaneously herewith as "Debtor," or "Maker"); and Krishna Jayaraman and Shashikala Jayaraman (herein sometimes called "Guarantors"). Subject to and upon the terms, conditions, covenants, representations, warranties and agreements contained herein, and provided further that no Default (hereinafter defined) exists hereunder or under any term or provision of the Loan Documents (as defined herein), Lender agrees to lend Borrower One Million Three Hundred Fifteen Thousand and No/100 U.S. Dollars ($1,315,000.00) (the "Loan") evidenced by the Note attached hereto as Exhibit "A" and incorporated herein by reference as if fully set forth at length, in the principal amount of One Million Three Hundred Fifteen Thousand and No/100 U.S. Dollars ($1,315,000.00), to be executed by Borrower and made payable to the order of Lender. All renewals, extensions, modifications and rearrangements of the Note, if any, shall be deemed to have been made pursuant to this Loan Agreement and accordingly, shall be subject to the terms, conditions and provisions hereof, and Borrower shall be deemed to have ratified, as of the date of such renewal, extension, modification or rearrangement, all the terms, conditions, covenants, representations, warranties, and agreements set forth herein.

Article  - Definitions

         Throughout this Loan Agreement and throughout all of the Loan Documents, the terms below shall have the respective meanings set out opposite each term.

         a.              "Automatic Default" shall have the meaning set out in
                          Article 7.2.

         b.              "Borrower" shall mean, Gemini Biotech, Ltd., a Texas
                          Limited Partnership, and Delargen Corporation, a Texas Corporation sometimes doing business as Gemini Biotech, Inc., jointly and severally.

         c.              "Collateral" shall have the meaning set out in

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                          Article 6.1.

         d.              "Debtor" shall mean Gemini Biotech, Ltd., a Texas
                          Limited Partnership, and Delargen Corporation, a Texas Corporation sometimes doing business as Gemini Biotech, Inc., jointly and severally.

         e.               "Default" shall have the meaning set out in Article
                          7.1.

         f. "Equipment" shall include machinery and shall have the broadest meaning of that term under the Texas Business and Commerce Code and shall further include anything and everything set out in Article 6.1 D.

         g. "General Partner" shall mean , and Delargen Corporation, a Texas Corporation sometimes doing business as Gemini Biotech, Inc., which is the sole general partner of Gemini Biotech, Ltd.

         h. "Guarantors" shall mean Krishna Jayaraman and Shashikala Jayaraman, individually and jointly.

         i. "Holder" shall mean the Lender or any subsequent holder of the Note including any successors and assigns.

         j.               "Indebtedness" shall mean:

                          i. Any and all sums, including principal, interest, expenses,
                                            Prepayment Consideration (as defined
                                            in the Note), court costs and
                                            attorneys' fees, called for in the
                                            Note in the principal amount of One
                                            Million Three Hundred Fifteen
                                            Thousand and No/100 U.S. Dollars
                                            ($1,315,000.00) bearing a variable
                                            rate of Interest beginning at Ten
                                            and One Half Percent (10.50%) and
                                            being adjusted quarterly to a rate
                                            of Two Percent (2.0%) per annum over
                                            the "Prime Rate" as published by The
                                            Wall Street Journal under the
                                            section entitled "Money Rates,"
                                            subtitled "Prime Rate," adjusted on
                                            a quarterly basis, as more fully set
                                            out in the Note, and being due and
                                            payable as therein stated, at the
                                            address listed therein for Lender or
                                            elsewhere as the Lender or Holder
                                            may direct, containing provisions
                                            for acceleration of maturity and the
                                            collection of

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                                            attorneys' fees, reference to the
                                            Note being here made for all
                                            purposes; the scheduled maturity
                                            date of the Note being Nine (9)
                                            years after date of execution. The
                                            Note shall be amortized so that
                                            Eight Hundred Six Thousand and
                                            No/100 U.S. Dollars ($806,000.00) of
                                            the Loan proceeds dedicated for
                                            working capital will be repaid
                                            within seven (7) years of the date
                                            of the execution of the Note and so
                                            that Five Hundred Nine Thousand and
                                            No/100 U.S. Dollars ($509,000.00) of
                                            the Loan proceeds dedicated for
                                            leasehold improvements, machinery,
                                            equipment, and debt refinancing
                                            shall be fully repaid within nine
                                            (9) years of the date of the
                                            execution of the Note.

                          ii. All sums, including principal, interest, expenses, court costs, reasonable attorneys' fees, and Prepayment Consideration, if any, called for in any note or other instrument representing, in whole or in part, a renewal, extension, modification or rearrangement of the Indebtedness; it being agreed, however, that Lender is under no obligation to renew, extend or rearrange said Indebtedness.

                          iii. All sums and/or obligations owing by Borrower to Lender or Holder of any part of the Indebtedness pursuant to the terms and provisions of any Loan Documents.

                          iv. All other debts of every kind and character now or hereafter owing by Borrower to the Lender whether such debts be evidenced by written instrument or not and whether they be direct obligations arising out of a guaranty, endorsement suretyship or otherwise, or whether they be joint, several or indirect, and whether they were heretofore or are hereafter purchased or otherwise acquired.

                          v. Any and all renewals, extensions, or rearrangements of the above.

         k.               "Land" shall have the meaning set out in Article
                          6.1 A. 1.

         l.               "Lease" shall have the meaning set out in Article
                          6.1 A. 1.


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         m.               "Lender" shall mean Benefit Life Insurance Company and
                          any successors and assigns.

         n. "Limited Partnership Agreement" shall mean the limited partnership agreement of Gemini Biotech, Inc.

         o. "Loan" shall mean the One Million Three Hundred Fifteen Thousand and No/100 U.S. Dollars ($1,315,000.00) loan made the subject of the Loan Documents.

         p. "Loan Documents" shall mean all instruments of even date including without limitation: this Loan Agreement (the "Loan Agreement"); Note in the principal amount of One Million Three Hundred Fifteen Thousand and No/100 U.S. Dollars ($1,315,000.00) (Adjustable Rate
                          Note) (the "Note"); Deed of Trust, Security Agreement and Fixtures Financing Statement (Commercial) (the "Deed of Trust"); Security Agreement of Gemini (the "Gemini Security Agreement"); Security Agreement of Delargen (the "Delargen Security Agreement"); Guaranty of Krishna Jayaraman (the "Krishna Jayaraman Guaranty"); Guaranty of Shashikala Jayaraman (the "Shashikala Jayaraman Guaranty"); Affidavit of Krishna Jayaraman (the "Affidavit"); Certificate of Limited Partnership (the "Limited Partnership Resolution"); Certificate of Corporate Resolution of Delargen (the "Certificate of Corporate Resolution"); Document Correction Agreement (the "Document Correction Agreement"); Notice of No Oral Agreements (the "Notice of No Oral Agreements"); Attorney Representation Notice (the "Attorney Representation Notice"); UCC-1 Financing Statements, and any modifications or amendments to the Loan Documents as allowed under the provisions of the Loan Documents, together with all other security instruments, documents, instruments and papers of any nature executed in conjunction with the Loan Agreement and the Note.

         q. "Loan Note Guarantee" shall mean a fully executed Form FmHA 4279-5 wherein RBS guarantees eighty (80%) percent of the value of the Note.

         r.               "Maker" shall mean the Borrower.

         s.               "Mortgagee" shall mean the Lender.

         t.               "Mortgagor" shall mean Gemini Biotech, Ltd.

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         u.               "Prepayment Consideration" shall have the meaning
                          as set out in the Note.

         v.               "Properties" shall have the meaning as set out in
                          Article 6.1 A. 3.

         w. "RBS" shall mean the United States Department of Agriculture Rural Business-Cooperative Services, its successors and assigns.

         x.               "Secured Party" shall mean the Lender.

         y.               "Specified Courts" shall have the meaning set out in
                          Article 8.12.

         z. "USDA" shall mean the United States Department of Agriculture.

         aa. "Usurious Interest" shall mean contracting for, charging or receiving interest, as defined under the applicable usury laws, in excess of the maximum nonusurious rate provided by law.

Article  - Conditions Precedent for Making Loan

         The obligation of Lender to make and/or fund the Loan, or any portion of the Loan regardless of the time and regardless if a portion of the loan proceeds has already been funded, is subject to all of the following conditions precedent being performed to the satisfaction of Lender and Lender's legal counsel:

         bb. Authorization. Gemini furnishing Lender appropriate written authority of Gemini authorizing the General Partner to enter into all of the transactions contemplated in the Loan Documents on behalf of Gemini. Delargen furnishing Lender a Corporate Resolution authorizing Delargen to enter into all of the transactions contemplated in the Loan Documents;

         cc. Documents. Borrower furnishing all requested documents requested and required by Lender or Lender's Counsel;

         dd. Compliance with Covenants. Borrower has performed or complied with all of the covenants (both affirmative and negative) and agreements required in the Loan Documents;

         ee. No Default. No Default and no condition or event which, with the giving of notice or lapse of time

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                          or both, would become a Default, shall have
                          occurred or if it has occurred will be continuing;

         ff. Accuracy of Representations and Warranties. The representations and warranties contained in all of the Loan Documents are true and correct in all material respects;

         gg. Taxes and Tax Returns. All applicable federal, state and local tax returns and reports as required have been duly filed by Borrower and Guarantors and all federal, state and local taxes, assessments and other governmental charges imposed upon Borrower and Guarantors or their respective assets, which are due and payable, have been paid;

         hh. Other Agreements of Borrower. The execution and delivery of the Loan Documents and compliance with the provisions thereof under the circumstances contemplated thereby did not, do not and will not in any material respect conflict with, constitute default under, or contravene any contract or agreement or other instrument to which the Borrower is a party or any existing law, regulation, court order, or consent decree or device to which the Borrower is subject;

         ii. Consent. All necessary consents, approvals, or authorizations of any governmental agency or regulatory authority or of partners, whether general or limited, which are necessary have been obtained. The improvements and the use of the property comply in all respects with all federal, state, and local laws applicable thereto;

         jj. Litigation. There are no actions, suits or proceedings pending or, to the best of its knowledge, threatened before any court or administrative agency against Borrower or Guarantors which could materially adversely affect the financial condition and operations of Borrower.

         kk. Liens. There are no liens of any nature whatsoever filed against the property of Borrower or Guarantors, by any governmental taxing authority or any third party.

         ll. Affidavit. Lender being provided an Affidavit of even date herewith signed by the President of the

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                          General Partner stating that the conditions precedent
                          set forth in paragraphs 2.3 through 2.10 above have been performed by Borrower and Guarantors.

         mm. Opinion of Borrower's Counsel. The opinion of legal counsel for the Borrower and each Guarantor addressed to Lender, Lender's counsel and the RBS stating the opinions as set out in attached Exhibit "B" and in a form acceptable to Lender and RBS.

         nn. Summary of Claims. Borrower provides Lender a list and summary of all pending or threatened litigation against Borrower or the Guarantors certified to by the President of the General Partner.

         oo.              No Material Change in Financial Condition.
                          Evidence, satisfactory to Lender, that there has been no material deterioration in the Borrower's financial condition since the issuance of the Form FmHA 449-14 Conditional Commitment for Guarantee.

         pp. Minimum Balance Sheet Equity. Evidence, satisfactory to Lender, that Gemini has a minimum of Twenty Percent (20%) tangible balance sheet equity.

         qq. Guarantee Fee. Borrower shall pay a guarantee fee in the amount of Twenty-One Thousand Forty and No/100 U.S. Dollars ($21,040.00) to the RBS at or prior to the Closing.

         rr. Guaranty. The absolute and unconditional guaranty of payment by Krishna Jayaraman and Shashikala Jayaraman.

         ss. Feasibility Study. Gemini agrees to provide a complete professionally prepared feasibility study to Lender prior to first disbursement of loan proceeds if so required by the RBS.

         tt. RBS Forms. A fully executed Loan Note Guarantee (Form 4279-5) in an amount equal to One Million Fifty-Two Thousand and No/100 Dollars ($1,052,000.00) from the RBS, a fully executed Assignment Agreement (Form 4279-6), a fully executed Certificate of Incumbency (Form 4279-7), and a fully executed Lender's Agreement (Form 4279-4).

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         uu.              Conditional Commitment for Guarantee Terms Met.
                          The satisfaction of all terms and conditions in the Conditional Commitment for Guarantee USDA RBS Form 4279-3.

         vv. Appraisals. Prior to loan closing, current appraisals prepared by general certified appraisers acceptable to Lender are to be submitted to the Lender and RBS. Prior to the loan closing, Borrower shall submit an acceptable appraisal of Borrower's inventory verifying the inventory appraisal provided by Dennis M. Mulvey, Ph.D. of Aronex Pharmaceuticals, Inc., on September 3, 1996.

         ww. Environmental Assessment. Borrower shall provide Lender a Phase I Environmental Assessment on the Land, Lease, Improvements and Properties dated no earlier than sixty (60) days prior to the day of Closing of the Loan if required by Lender and/or RBS. In the event that the Phase I Environmental Assessment results in a recommendation of further environmental assessments (Phase II, Phase III or other) on the Land, Lease, Improvements and Properties or in a recommendation of remedial environmental action on the Land, Lease, Improvements or Properties, Borrower shall take such further assessment and remedial action prior to the Closing of the Loan as required by and to the full satisfaction of the Lender and RBS.
                          Gemini shall publish all notices regarding the environmental impact for Gemini and take all other action required of it set forth in the letter dated May 28, 1997 from Russell W. Kreuger, Jr. of Rural Development in Huntsville, Texas to Gemini.

         xx. Packaging Fees. Borrower shall pay a packaging fee in the amount of Thirteen Thousand One Hundred Fifty and No/100 U.S. Dollars ($13,150.00) to Lender's Guaranty, Inc. at or prior to the closing of the Loan.

         yy. Citizenship. Proof acceptable to Lender that Borrower and its General Partner are at least fifty-one (51%) owned by persons who are either citizens of the United States or reside in the United States after being legally admitted for permanent residence.

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         zz.              Landlord's Consent.  Borrower shall provide to
                          Lender a consent from any and all relevant landlords wherein the landlords subordinate any Landlords' liens to Lender's lien of Borrower's property, consent to the assumption of the lease by Lender, notice of default of lease agreements to Lender and consent to assignment of Lender.

Article  - Affirmative Covenants

         During the term of this Loan Agreement, and until payment in full of the Note and payment in full of and fulfillment of all Indebtedness (unless full compliance with any of the following provisions has been waived in writing, signed by both Lender and Borrower or Guarantors, as the case may be), Lender, Borrower and Guarantors agree as follows:

         aaa. Use of Loan Proceeds. The proceeds of the Note shall be used by Gemini as follows:

                  i. approximately Seventy Thousand and No/100 U.S. Dollars ($70,000.00) for debt refinancing;

                  ii. approximately Ninety Thousand and No/100 U.S. Dollars ($90,000.00) for construction of leasehold improvements;

                  iii.              approximately Eight Hundred Six Thousand U.
                                    S. Dollars ($806,000.00) for working
                                    capital; and

                  iv. approximately Three Hundred Forty-Nine Thousand and No/100 U. S. Dollars ($349,000.00) for machinery and equipment.

                  No part of the proceeds received by Gemini hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying, or the payment in whole or in part, of indebtedness which was incurred for the purpose of purchasing or carrying, any margin stock, as such term is defined in Section 221.3 of Regulation U of the Board of Governors of the Federal Reserve Systems, 12 C.F.R, Part 221. No part of the proceeds received by Borrower hereunder will be used for any purpose which violates Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Part 224. All loans evidenced by the Note are and shall be "business loans" as such terms is used in the Depository Institutions Regulation and Monetary Control Act of 1980, as amended, and such loans are for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in

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                  Chapter One of the Texas Credit Code.

         bbb. Documents to Provide Lender. Without request by Lender, unless otherwise indicated, Borrower and Guarantors agree to furnish Lender with true, correct and complete copies of the following documents and instruments:

                  i. Annual Financial Statements of Borrower and Guarantor. Within one hundred twenty (120) days after the end of each fiscal year of Gemini, Gemini's annual audited financial statements with supporting schedules and written opinion (including the business balance sheet and income statement and any supporting documents for the period covered) that specifically include all accrued adjustments, and which is prepared in conformity with generally accepted accounting principles applied on a consistent basis and certified by an independent certified public accountant satisfactory to Lender. An audited annual profit and loss statement will also be provided which will include the year-to-date profit and loss showing the result of operations for the fiscal year, a reconciliation of surplus and the auditor's notes. Gemini agrees to promptly provide any other financial information requested by the RBS or as may be reasonably requested by Lender. Lender does not require an unqualified audit opinion as a result of the audit. An acceptable audit will be performed in accordance with generally accepted auditing standards and include such tests of the accounting records as the auditor considers necessary in order to express an opinion on the financial condition of Gemini. Delargen and Guarantors agree to furnish the Lender a current annual balance sheet within ninety (90) days after the end of each fiscal year of Borrower. The balance sheets to be provided by Delargen and Guarantors need not be audited. Delargen agrees to provide Lender an annual profit and loss statement showing the result of operations for the fiscal year and any other financial information requested by RBS or the Lender.

                  ii.               Quarterly Financial Statements of Gemini.
                                    Within thirty (30) days after the end of each

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                                    quarterly period prior to the full payment
                                    of the Note, quarterly year-to-date
                                    financial statements of Gemini (consisting of at least a consolidated balance sheet and profit and loss statement for the quarter then ended, along with aging of accounts receivable and accounts payable, and any supporting statements for the period then ended) internally prepared as of the end of such applicable month, prepared in accordance with generally accepted accounting principles, and certified by the President of the General Partner.

                  iii.              Income, Franchise, and Payroll Tax Returns.
                                    Within ten (10) days after the filing of same, Borrower and Guarantors shall furnish Lender a true, correct and complete copy of the signed and dated U.S. federal and state income tax returns, if any, of Borrower and Guarantors, state franchise tax returns and sales tax returns of Borrower and quarterly, state and federal payroll returns for the immediately preceding fiscal year then ended.

                  iv. Other Financial Information. Such other financial and other information concerning Borrower and Guarantors as Lender shall reasonably request from time to time, including without limitation updated appraisals on real estate, equipment or chattel property within ninety (90) days from the date Lender requests such appraisals.

                  v. Proof of Payment of Taxes. Upon request of Lender evidence of payment and discharge of all taxes, assessments and governmental charges or levies imposed on Borrower, Guarantor, their income or profits, on any of the Collateral, or on any of their property prior to the date on which penalties or liens attach thereto, provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings and against which Borrower, or Guarantor as the case may be, has set up adequate reserves in accordance with generally accepted accounting principles.

                  vi. Notice of Claims. Prompt notice of all claims, actions or litigation, including

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                                    without limitation all proceedings before
                                    any governmental or regulatory agencies
                                    affecting Borrower, Guarantors, or the
                                    Collateral except litigation or proceedings not materially affecting the financial condition of Borrower or Guarantors and the occurrence of any Default hereunder.

                  vii. Current Financial Statements. Prior to closing, current financial statements of the Borrower and Guarantor, dated no more than sixty (60) days prior to the Closing.



         ccc. Maintain Debt to Equity Ratio and Stock Ownership. Borrower expressly covenants and agrees that from the date of this Loan Agreement until payment in full of the Note and payment in full and fulfillment of all Indebtedness, unless Lender shall otherwise consent in writing, of Gemini shall:

                  i. Maintain at all times a ratio of total debt to tangible net worth not exceeding four to one. As used herein, the term "total debt" shall mean liabilities as determined in accordance with generally accepted accounting principles consistently applied but all debt of Gemini which is expressly subordinated to Lender shall not be included.

                  ii. Continue the same ownership in of Gemini and continue to be a limited partnership under the laws of the State of Texas, and continue to be duly licensed or qualified as a foreign limited partnership in all jurisdictions wherein the property owned or leased by it, or the nature of the business transacted by it makes licensing or qualification necessary as a foreign limited partnership.

                  iii. Continue the same ownership in the General Partner, and the General Partner shall continue to be an active corporation validly existing and in good standing under the laws of the State of Texas and continue to be duly licensed or qualified as a foreign corporation in all jurisdictions wherein the property owned or leased by it, or the nature of the business transacted by it makes licensing or qualification necessary as a foreign corporation.

         ddd. Equal Opportunity Laws. Borrower will comply with all equal opportunity and nondiscrimination requirements as more fully set out in FmHA Instruction 1980A Section 1980.41.

         eee. Clean Air Act. Borrower will comply with all Clean Air Act and Water Pollution Control Act requirements as more fully set out in FmHA Instruction 1980A Section 1980.43.

         fff. Special Laws and Regulations. Borrower will comply with all special laws and regulations as required by FmHA Instruction 1980A Section 1980.45.

         ggg. Cultural Materials. If cultural materials are encountered during any construction, work must cease in the immediate area. Work can continue in the project area where no cultural materials are present. The Secretary of Interior, (202) 342-1407 must be contacted in accordance with 36 CFR 8007. The State Historic Preservation Officer (512) 4743057 must also be notified.

         hhh. Americans with Disabilities Act. Any improvements will be in compliance with The Americans with Disabilities Act which became effective January 26, 1992.

         iii. Compliance with Governmental Agencies. Borrower must comply with all regulations, orders or requirements of city, state and federal regulatory agencies.

         jjj. Worker's Compensation. Borrower will maintain and be covered by worker's compensation insurance as required by the laws of the State of Texas.

         kkk. Place of Use of Loan Proceeds. All guaranteed loan funds are to be utilized in connection with the Borrower's facility located at The Woodlands, Texas.

         lll. Prohibition on Disbursement of Loan Proceeds. The Loan Proceeds will not be disbursed to the owner(s), general partners, limited partners, stockholders or beneficiaries of the Borrower or members of their families when such persons will retain any portion of the equity in the Borrower.

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

         mmm. Lender's Right to Defend. If the validity or priority of the Loan Documents or any rights, security interests or other interests created or evidenced hereby shall be attacked, endangered or questioned or if any legal proceedings are instituted with respect thereto, the Borrower will give prompt written notice thereof to the Lender and at the Borrower's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Lender (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Loan Agreement and the rights, security interests and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by the Borrower to the Lender and shall be a part of the Indebtedness.

         nnn. Request Additional Collateral. If the Lender should at any time be of the opinion that the Collateral is not sufficient or is declined or may decline in value or should the Lender deem payment of the Indebtedness to be insecure, then the Lender may call for additional Collateral satisfactory to the Lender, and the Borrower promises promptly to furnish such additional security forthwith and in all events within 30 days of such notice.

         ooo. License for Patents. Borrower shall obtain, maintain and comply with any and all licenses for patents that Borrower uses in its operations.

Article  - Negative Covenants

         Borrower covenants and agrees that from the date of this Loan Agreement until payment in full of the Note and payment in full of and fulfillment of all Indebtedness, Borrower shall not, without prior express written consent of Lender first had and obtained:

         ppp. No Additional Debt. Create, incur or assume any debt for borrowed money, whether by way of loan, or the issuance of sale of bonds, debentures, notes or securities, including deferred debt for the price of property or of services purchased, except:

                  i.                The Loan hereunder.

                  ii. Current accounts payable and other current obligations (other than for borrowed money) arising out of transactions in the ordinary course of business.

         qqq. No Guaranties for Third Parties. Assume, guarantee, endorse or otherwise become liable upon, or agree to purchase or otherwise furnish funds for the payment of, the liability or obligation, including contingent liabilities or obligations, of any person, firm or corporation other than Borrower except for transactions arising out of the ordinary course of business. Under no circumstances will Borrower obligate itself without approval of the Lender for contingent liabilities that exceed, whether individually or collectively, One Hundred Thousand U.S. Dollars ($100,000.00).

         rrr. No Mortgages, Liens, etc. Create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, encumbrance, lien or security interest of any kind upon any of its property now owned or hereafter acquired, except:


                  i. Liens, mortgages, encumbrances or security interests to secure payment of the Note under this Loan Agreement.

                  ii. Mechanics', carriers', workmen's, repairmen's or other like liens in the ordinary course of business in respect of obligations which are not overdue or are being contested in good faith.

         sss. No Change in Business Activity of Borrower. Engage in any other kind of business different from which Borrower is presently engaged or change the nature or method of operation or its manner of conducting business in any material respect.

         ttt. No Loans to Principals. Make any loans or advances to any general or limited partner of Gemini, to Guarantors, or to any shareholders of the General Partner.

          uuu. No Mergers, Acquisitions or Sales of Stock or Assets. Form any new subsidiary or merge or consolidate with any corporation, partnership, or other entity, or sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or as a series of related transactions) all or substantially all of its assets, whether now owned or hereafter acquired; or change the ownership of Borrower or acquire by purchase or otherwise, all or substantially all of the assets of any corporation, partnership or other entity. Gemini and the General Partner and Limited Partners shall not change the ownership and partnership structure of Gemini or Delargen without prior notice and consent of Lender.

         vvv. No Excess Acquisitions of Property. Borrower will not during any fiscal year, without the prior written consent of Lender, make or incur any expenditures for acquiring or improving any real property, machinery, equipment, furniture and fixtures by purchase, lease purchase agreement or option the aggregate cost or annual rental of which is in excess of One Hundred Thousand and No/100 U. S. Dollars ($100,000.00) except as may be acquired by the proceeds of this Loan.

         www. No Excess Dispositions of Property. Borrower will not during any fiscal year, without the prior written consent of Lender, sell or dispose of in any manner any real property, machinery, equipment, furniture or fixtures the aggregate value of which is in excess of One Hundred Thousand and No/100 U. S. Dollars ($100,000.00).

         xxx. Current Asset Requirement. Gemini will maintain current assets at least equal to current liabilities during the life of the Note.

         yyy. Maximum Debt to Equity Ratio. Gemini will at no time during the life of the note, allow the total liabilities to exceed five times the total net worth. Total net worth for purposes of this agreement will be total assets minus total liabilities plus capital, surplus, paid in capital, retained earnings and current earnings.

         zzz. Limitation on Payment of Dividends. No cash distributions, in kind distributions or other distributions to investors, general partners, limited partners, or shareholders of the General Partner shall be declared or funded by Gemini or Delargen until the Loan is paid in full without the prior written consent of Lender.

         aaaa. No New Management Practice. Borrower agrees to notify Lender before any new management practices will be implemented.

         bbbb. Minimum Working Capital. Gemini agrees to maintain minimum working capital in the following U. S. Dollar amounts:

                  Fiscal Year Ending:

                  1997                               $100,000.00
                  1998                               $200,000.00
                  1999                               $300,000.00
                  All Remaining Years of the Loan    $300,000.00

         cccc. Limitation of Salaries. Gemini agrees that salaries and compensation of each of its General Partner and its Limited Partners shall be limited as follows:

                  During the first year of the Loan:
                  $100,000.00
                  During the second year of the Loan:
                  $100,000.00
                  During the third through ninth years of the Loan:
                  $100,000.00

         dddd. Sale of Business Property or Collateral. Any sale or other disposition of business property or Collateral must be concurred in by the Lender prior to such sale or disposition.

         eeee. Name, Location of Business and Location of Collateral. The Borrower will not changes its name, identity, federal tax identification number, partnership structure or corporate structure in any manner unless it shall have given the Lender at least 30 days' prior written notice thereof. The Borrower will not change the location of (i) its chief executive office, chief place of business or registered address, or (ii) the locations where it keeps or holds any Collateral or any records relating thereto, from the applicable location described in Paragraph 5.12 unless it shall have given the Lender at least 30 days' prior written notice thereof.

Article  - Warranties and Representations

         In order to induce Lender to extend the credit and financial accommodations evidenced by the Loan Documents, Borrower warrants and represents that:

         ffff. Limited Partnership Status of Gemini, Corporate Status of Delargen and Authority. Gemini is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas, is authorized to do business in the State of Texas and is duly licensed and qualified to do business; is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such licensing and qualification; and has all powers and all permits, consents and authorizations necessary to own and operate its properties and carry on its business as presently conducted. The sole General Partner of the Borrower is Delargen Corporation, a corporation duly formed, validly existing and in good standing under the laws of the State of Texas. The execution, delivery and performance of the Loan Documents by Gemini have been duly authorized as required by the Limited Partnership Agreement and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Limited Partnership (including any amendments thereto), Limited Partnership Agreement, or of any mortgage, indenture, contract, agreement or other instrument, or any judgment, order or decree binding upon Gemini. No consents of Gemini's limited partners, or any holder of any indebtedness of Gemini are required as a condition to the validity of the Loan Documents. Delargen is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas and is authorized to do business in Texas. The execution, delivery and performance of the Loan Documents by Delargen have been duly authorized by its Board of Directors. The Loan Documents, when duly authorized, executed and delivered, will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

         gggg. Good Title to Collateral. Borrower has and will continue to have good and indefeasible title, free and clear of all liens, claims, impositions, security interests and encumbrances, to all of the Collateral, except as otherwise permitted by this Loan Agreement.


         hhhh. No Governmental Action Required. No approvals or consents of any government department, administrative agency or instrumentality having jurisdiction over Borrower are necessary or required to permit Borrower to enter into the Loan Documents. The improvements and the use of the Land and Improvements complies in all respects with all federal, state and local laws applicable thereto.

         iiii. No Litigation. There is no action, suit or proceeding pending or, to the knowledge of Borrower, threatened, against Borrower or Guarantors before any court, governmental department, administrative agency or instrumentality which, if such action, suit or proceeding were adversely determined would subject Borrower or Guarantors to any liability not fully covered by insurance or adversely affect the financial position or the results of operations of Borrower or any of its businesses or the ability of Borrower to perform its obligations, as shall be applicable, under the Loan Documents.

         jjjj. Tax Liability. Borrower and Guarantors have filed all United States tax returns and all state and foreign tax returns required to be filed by them and have paid, or made provisions for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by Borrower or Guarantors and other governmental charges imposed on Borrower and Guarantors or their assets, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles consistently applied, and such returns properly reflect the United States income, foreign taxes and/or state taxes of Borrower and Guarantors for the periods covered thereby.

         kkkk. No Superior Liens on Collateral. The security interest and liens attaching to the Collateral will at all times constitute valid and enforceable first priority perfected security interests and liens in favor of Lender, subject to no prior superior lien, security interest or encumbrance, except for those liens and encumbrances set forth in the Title Commitments to Lender. Before any funding under the Note, Borrower and Guarantors will have taken or will have participated with Lender in taking, all necessary action and make all necessary filings to provide Lender with perfected, first priority security interest and liens in the Collateral under the laws of all applicable jurisdictions.

         llll. No Investment Company. Borrower is not an investment company within the meaning of the Investment Company Act of 1940.

         mmmm. Solvency. Borrower is solvent with saleable assets of a value that exceeds the amount of Borrower's liabilities. Borrower is able to and anticipates that Borrower shall be able to meet all debts as they mature and has adequate capital to conduct the business in which Borrower is engaged.

         nnnn. Financial Statements Reflect Financial Condition. Gemini has furnished to Lender its financial statements, dated June 1, 1997, which financial statements are true and correct and accurately represent (a) the financial condition of Gemini as of the date thereof and (b) the results of the operations of Gemini for the periods indicated. There has been no material adverse change in the condition, financial or otherwise, of Gemini since the date of that financial statement. Guarantors and Delargen have furnished Lender their respective financial statements, dated

                  April 30, 1997, which are true and correct.

         oooo. Limited Partnership Name and Corporate Name. The limited partnership name of Gemini as it appears in its Certificate of Limited Partnership is as it appears on page 1 of the Loan Agreement. Gemini has not used any other limited partnership name or any other name since its organization. The corporate name of Delargen as it appears in its Corporate Charter is as it appears on page 1 of the Loan Agreement. Delargen has not used any other corporate name or any other name except Gemini Biotech, Inc. since its organization.

         pppp. Federal Identification Number. The federal taxpayer identification number of Gemini is 76-0539000 and of Delargen is 76-0486626.

         qqqq. Office of Borrower. The chief executive office and registered address of the Borrower is located at 3608 Research Forest Drive, Suite B-7, The Woodlands, Texas 77381.

         rrrr. No Burdensome Agreements. The Borrower has not performed any acts or signed any agreements which might prevent the Lender from enforcing any of the terms of this Agreement or which would limit the Lender in any such enforcement.

         ssss. Performance of Covenants. Borrower has performed or complied with all of Borrower's covenants and agreements required hereby and under all Loan Documents.

         tttt. No Default. No Default and no condition or event which, with the giving of notice or lapse of time or both, would become a Default, shall have occurred or if it has occurred will be continuing.

         uuuu. Accurate Representations and Warranties. The representations and warranties contained in all the Loan Documents are true and correct in all material respects on the date hereof.

         vvvv. RD Instruction Received. Borrower has received a copy of the RD Instruction 4279-A, 4279-B, and 4287-B pertaining to Business and Industry Loans.

         wwww. Review of Loan Documents. Borrower has reviewed the Loan Documents and notified Lender in writing of all inconsistencies in the provisions of the Loan Documents.

         xxxx. Inventory. All of the peptide reagents, enzymes, oligonucleotides, monoclonal antibodies and cytokines are held by Borrower for sale, or to be furnished under contracts of service or they are held as raw materials, work in process or materials used or consumed in a business.

Article  - Collateral

         yyyy. Description of Collateral. Payment of the Note and the Indebtedness and the performance of the covenants set forth in this Loan Agreement will be secured, directly or indirectly, by a first priority perfected security interest or lien, as the case may be, in and upon all of the following described property and assets and in and upon those properties and assets more particularly identified in the Loan Documents ("Collateral") (failure to name any security herein shall not waive any rights of Lender in security taken now):

                  i.                Real Property Collateral:

                              (1)       All right, title and interest in
                                        and to the leasehold estate of
                                        Gemini under the sublease (the
                                        "Lease") between Houston
                                        Biotechnology Incorporated dated
                                        on or about June 18, 1997 in that
                                        certain real estate (the "Land")
                                        situated in Montgomery County,
                                        Texas, more particularly described
                                        on Exhibit "1" to the Note
                                        attached hereto as Exhibit "A" and
                                        made a part hereof for all
                                        purposes, together with all
                                        appurtenances thereto and all
                                        right, title and interest
                                        (including any reversionary
                                        interest) now and/or hereafter
                                        owned, claimed, held or acquired
                                        by Borrower, its successors and
                                        assigns. This conveyance shall
                                        also include and the lien,
                                        security interest and assignment
                                        created hereby shall encumber and
                                        extend to all other, further
                                        or additional titles, estates,
                                        interest or rights which may exist
                                        now or at any time be acquired by
                                        Borrower in or to the Land
                                        including Borrower's rights, if
                                        any, to purchase the property
                                        demised under such lease and, if
                                        fee simple title to any of such
                                        property shall ever become vested
                                        in Borrower, such fee simple
                                        interest shall be encumbered by
                                        the Deed of Trust in the same
                                        manner as if Borrower had fee
                                        simple title to such property as
                                        of the date of execution hereof;
                                        including all titles, estates,
                                        interests, or rights in and to:


                              (a)       the whole or any part of the
                                        above described Land (including
                                        all mineral rights and interests
                                        of Borrower relating thereto);
                                        and/or


                              (b)       any easements, rights-of-way,
                                        alleys, rights of ingress and
                                        egress appurtenant to the Land
                                        and/or

                              (c)       any and all strips of land
                                        adjoining, adjacent and/or
                                        contiguous to the Land; and/or

                              (d)       any street or road adjacent and or
                                        contiguous to the Land;

                              (2)       All buildings and other leasehold
                                        improvements now or hereafter placed on
                                        said Lease, as well as all
                                        appurtenances, betterments and additions thereto; all and singular the rights, privileges, hereditaments, and appurtenances in any wise incident or appertaining to said Lease, and improvements.

                              (3) All furniture, fixtures, equipment, personal property, books, records and files belonging to Borrower and now or hereafter or from time to time situated on or in or used in connection with said Land, Lease, and improvements, whether or not affixed to the realty, including, but not limited to, lighting, heating ventilating, air conditioning, sprinkling, mechanical and plumbing materials, fixtures and equipment, water and power systems, engines, boilers, furnaces, elevators, motors, refrigeration, plants, awnings, shrubbery, ranges, ovens, refrigerators, dishwashers, disposals, carpeting, laboratory fixtures and all after-acquired property in the same categories including all appurtenances, additions and accessions thereto and replacements thereof and articles in substitution therefore, howsoever attached or affixed and all products and proceeds thereof. All of said property and rights described in Subparagraphs
                                        (1) through and (2) above and in this
                                        Subparagraph (3) are hereinafter
                                        collectively referred to herein as the
                                        "Properties."

                  ii. Accounts Receivable. All of Borrower's present and future (hereafter acquired) accounts, accounts receivable, documents, instruments, general intangibles, chattel paper (as such terms are defined in the Texas Business & Commerce Code), notes receivable, drafts, acceptances and contract rights, wherever located and all replacements thereof and substitutions therefore and all the products and proceeds thereof.

                  iii. Inventory. All of Borrower's inventory, including all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in Borrower's business and all appurtenances, additions and accessions thereto, and replacements thereof and articles in substitution therefore, howsoever attached and affixed, and contracts with respect thereto and all documents of title evidencing or representing any part thereof, and all products and proceeds thereof, whether in possession of Borrower, warehouseman, bailee or other person.

                  iv. Machinery and Equipment. All of Borrower's machinery and equipment of every nature and description whatsoever now owned or hereafter acquired by Borrower including without limitation all equipment listed in Exhibit "2" to the Note attached hereto as Exhibit "A" and further including all appurtenances, additions and accessions thereto and replacements thereof and substitutions therefor, howsoever attached and affixed, wheresoever located, including all tools, parts and accessories used in connection therewith, and all products and proceeds thereof, except any and all titled rolling stock.

                  v. Furniture and Fixtures. All of Borrower's furniture, fixtures and appurtenances thereto, and such other goods, chattels and personal property of Borrower, now owned or hereafter acquired, including all appurtenances, additions and accessions thereto and replacements thereof and articles in substitution therefore, howsoever attached or affixed and all products and proceeds thereof.

                  vi. Other Personal Property and General Intangibles. All of Borrower's other personal property and general intangibles, now owned or hereafter acquired by Borrower, including all appurtenances, additions and accessions thereto and replacements thereof and articles in substitution therefore, howsoever attached or affixed, and all products and proceeds thereof.

                  vii. Guaranty. The absolute and unconditional guaranty of Krishna Jayaraman, and the absolute and unconditional guaranty of Shashikala Jayaraman.

                  viii.              Assignment of Life U.S. Insurance Policy.
                                     Assignment of One Million and No/100
                                     Dollars ($1,000,000.00) life insurance
                                     policy on the life of Krishna Jayaraman.

                  ix. RBS Guaranty. Guaranty of RBS in the principal amount of One Million Fifty-Two Thousand and No/100 U.S. Dollars ($1,052,000.00).

         zzzz. Security. It is agreed that the Collateral shall secure all Indebtedness, regardless of how same may arise, and any and all security or collateral given to secure any of the Indebtedness shall additionally secure all of the Indebtedness. Any Default under any of the Loan Documents shall constitute a Default regarding all of the Indebtedness or Collateral securing the payment of same.

         aaaaa. Maintenance of Collateral. Borrower will safeguard and protect and keep in good repair all Collateral for Lender's general account and make no disposition thereof without Lender's prior written permission. Borrower will not use the Collateral, or permit the same to be used, for any unlawful purpose or in any manner inconsistent with the provisions or requirements of any insurance policy required in the Loan Documents.

         bbbbb. Right to Inspect Collateral. Lender may at any time after notice to Borrower take such steps as Lender deems reasonably necessary to protect Lender's interest in and to preserve the Collateral. RBS personnel and any person(s) accompanying RBS personnel shall be authorized to enter upon the Borrower's premises and into any building thereon, whether permanent or temporary, jointly or separately, with personnel of the Lender to carry out the functions involving Lender and RBS's interests. It is anticipated that scheduled and unscheduled inspections shall be conducted during normal business hours by these personnel as well as final acceptance inspections. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct. All of Lender's reasonable expenses of preserving the Collateral shall be charged to Borrower's account and added to the Note.

         ccccc. Insurance Requirements on Collateral. Borrower shall obtain and maintain at Borrower's sole expense:

                  i. All Risk Insurance. All risk insurance with respect to all insurable Collateral against loss or damage by fire, lightning, windstorm, explosion, hail, tornado, riot, civil commotion, aircraft, vehicle, marine, smoke, builder's risk during construction by the business, property damage and such hazards as are presently included in so called "all risk" coverage and against such other insurable hazards as Lender may reasonably require, in an amount not less than 100% of the depreciated replacement cost, including the cost of debris removal, and sufficient to prevent Borrower and Lender from becoming a coinsurer, or for an amount equal to the full remaining balance of the Indebtedness, whichever is less.

                  ii. Flood Insurance. A flood insurance policy covering the Properties in an amount not less than 100% of the full replacement cost, including cost of debris removal, without deduction for depreciation and sufficient to prevent Borrower and Holder from becoming a coinsurer or in an amount equal to the full remaining balance of the Indebtedness, whichever is less.

                  iii. Comprehensive General Public Liability Insurance. Comprehensive general public liability insurance, on an "occurrence" basis, for the benefit of Borrower and Lender as named insureds.

                  iv. Worker's Compensation. Statutory worker's compensation insurance with respect to any work on or about the Properties.

                  v. Other Insurance. Such other insurance on the Collateral as may from time to time be reasonably required by Lender (including but not limited to business interruption insurance, boiler and machinery insurance, earthquake insurance, and war risk insurance) and against other insurable hazards or casualties which at the time are commonly insured against in the case of land and businesses similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements.

                  Terms of Insurance Policies. All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, and in a form satisfactory to Lender, and shall require not less than thirty (30) days' prior written notice to Lender of any cancellation or change of coverage. All insurance policies maintained, or caused to be maintained, by Borrower with respect to the

                  Collateral, except for public liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Borrower or Lender and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

                  Insolvency of Insurer. If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to the Loan Documents becomes insolvent or the subject of any liquidation, bankruptcy, receivership or similar proceeding or if in Lender reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Borrower shall, in each instance promptly upon the request of Lender and at Borrower's expense, obtain and deliver to Lender a like policy (or, if and to the extent permitted by Lender, a certificate of insurance) issued by another insurer, which insurer and policy meet the requirements of the Loan Documents.

                  Loss Payee Clause Required. Without limiting the discretion of Lender with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Collateral shall contain a standard loss payee clause (without contribution) naming Lender as loss payee with loss proceeds to be payable to Lender notwithstanding:

                  (1) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named insured;

                  (2) the occupation or use of the Collateral for purposes more hazardous than permitted by the terms of any such policy;

                  (3)         any foreclosure or other action by
                              Lender under the Loan Documents;

                  (4) any change in title to or ownership of the Collateral or any portion thereof, such proceeds to be held for application as provided in the Loan Documents. Delivery of Insurance Policies to lender and Payment of Premium. The originals of each initial insurance policy (or to the extent permitted by Lender, a copy of the original policy and a satisfactory certificate of insurance or an insurance binder in a form satisfactory to Lender) shall be delivered to Lender at the time of execution of the Loan Documents, with premiums fully paid, and each renewal or substitute policy (or certificate) shall be delivered to Lender, with premiums fully paid, at least ten (10) days before the termination of the policy it renews or replaces. Borrower shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Lender evidence satisfactory to Lender of the timely payment thereof. If any loss occurs at any time when Borrower has failed to perform Borrower's covenants and agreements in paragraph 6.4, Lender shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Borrower, to the same extent as if it had been made payable to Lender. Upon any foreclosure hereof or transfer of title to the Collateral in extinguishment of the whole or any part of the secured Indebtedness, all of Borrower's right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Lender shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of all insurance for loss of or damage to the Collateral, and the expenses incurred by Lender in the adjustment and collection of insurance proceeds shall be a part of the secured Indebtedness and shall be due and payable to Lender on demand. Lender shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Borrower. Any such proceeds received by Lender shall, after deduction therefrom of all reasonable expenses actually incurred by Lender, including attorneys' fees, at Lender option be:

                             (a)              released to Borrower, or

                             (b) applied (upon compliance with such terms and conditions as may be required by Lender) to the repair or restoration, either partly or entirely, of the Collateral so damaged, or

                             (c) applied to the payment of the secured Indebtedness in such order and manner as Lender, in its sole discretion, may elect, whether or not due. In any event, the unpaid portion of the secured
                                              Indebtedness shall remain in full
                                              force and effect, and the payment
                                              thereof shall not be excused.

                  Borrower shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Collateral.

         ddddd. Books and Records Maintained. Borrower shall maintain books and records pertaining to the Collateral in such detail, form and scope as Lender or RBS shall reasonably require and in accordance with generally accepted practices and procedures.

         eeeee. Lender's Access to Borrower's Books and Records. Upon forty-eight hours notice to Borrower, Lender, and any person appointed by Lender to act for it and on its behalf, shall have full access to and the right to audit, inspect and examine and make copies at Borrower's premises of Borrower's limited partnership, corporate and financial books and records and other books, records and properties and to discuss its affairs, finances and accounts with the General Partner of Gemini and Borrower's independent certified public accountants at all reasonable times and as often as may be reasonably requested by the Lender.

         fffff. Compliance with Governmental Laws and Regulations. Borrower shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof, or to the operation of Borrower's business. Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any manner, provided Lender is satisfied that the contest or dispute does not affect Lender's lien or security interest in the

                  Collateral.

         ggggg. Lender's Access for Removal Purposes. So long as anything is owing under the Note or Indebtedness to Lender and upon the occurrence and continuation of a Default, Lender may use any of Borrower's owned or leased lifts, hoists, trucks or other facilities or equipment for handling or removing the Collateral and Lender shall have, and is hereby granted, a right of ingress or egress to and through any of Borrower's owned or leased property.

         hhhhh. No Agency. Nothing contained herein shall be construed to constitute Borrower as Lender's agent for any purpose whatsoever, and Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever same may be located and regardless of the cause thereof. Lender does not, by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by Borrower of any of the terms and conditions hereof.

         iiiii. Proceeds from Sales of Collateral. Borrower agrees that all payments of any kind from any sale including but not limited to public, private or auction of any of the Collateral, will be made jointly payable to the Lender and the Borrower. These payments include but are not limited to the sale of any equipment, accounts receivable, real estate, inventory, bonds or stocks. All proceeds must be applied to the Indebtedness upon receipt of such proceeds unless Borrower elects to deposit the proceeds into an account at his bank and simultaneously makes a check payable to Lender. Notwithstanding anything to the contrary, the above paragraph shall apply only to those sales requiring prior Lender approval pursuant to Section 4.8.

         jjjjj. No Removal of Collateral. Borrower will not, without prior written consent of Lender, allow any of the tangible Collateral or any of the documents or Borrower's books related to the Collateral be removed from the State of Texas.

Article  - Default

         kkkkk. Events of Default. The occurrence of any of the following events or conditions, provided they are not cured after ten
                  (10) calendar days written notice by Lender to Borrower (unless such ten (10) calendar day period would unreasonably subject Lender to a material loss of its rights as set out in the Loan Documents, in which case a reasonable opportunity to cure under the circumstances shall be given) shall constitute a Default ("Default"):

                  i. Non-Payment Note. Failure of Borrower to pay any installment of principal or interest on the Note when due or declared due; the failure to pay any portion of the Indebtedness owed to Lender by Borrower or Guarantors when due or declared due; or the failure to pay any installment of principal or interest of any other indebtedness owed to Lender by Borrower or Guarantors, regardless of how such indebtedness may arise when due or declared due.

                  ii. Untrue Representation or Warranty. Any representation or warranty made by Borrower or Guarantors in any of the Loan Documents, or in any certificate, financial statement or other written statement furnished to Lender by Borrower or Guarantors shall prove to be untrue in any material respect.

                  iii. Breach of the Loan Documents. Failure of Borrower or Guarantors to observe or perform any of the terms, conditions, covenants, or agreements contained in the Loan Documents or the failure of Borrower or Guarantors to observe or perform any of the terms, conditions, covenants or agreements contained in any agreement or instrument executed in connection with any other indebtedness owed to Lender by Borrower or Guarantors.

                  iv. Non-Payment of Debts in General. Borrower or Guarantors do not pay their debts generally as they become due or admits in writing its inability to pay its debts.

                  v.                Assignment for the Benefit of Creditors.
                                    Borrower or Guarantors make an assignment for the benefit of creditors.

                  vi. Bankruptcy Filing. Borrower or Guarantors are the subject of a petition (voluntary or involuntary) in bankruptcy under Title 11 of the United States Code and/or other applicable state bankruptcy laws, as same may be amended from time to time, or for corporate reorganization filed by or against any such party.

                  vii. Receivership for Collateral. A receiver is appointed for all or any part of the Collateral.

                  viii.             Attachment or Sequestration of Collateral.
                                    Borrower or Guarantors fail to have
                                    discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any of the Collateral of such party.

                  ix. Failure to Pay Judgment. Borrower or Guarantors fail to pay immediately any final money judgment against such party.

                  x. Litigation. Any litigation commences which hinders or delays the collection of any part of the Indebtedness or the exercise of any right or option of Lender.

                  xi. Death or Termination of Business. Death, incapacity, dissolution, business failure, merger, or similar event, adversely affects the Borrower or any Guarantor of the Indebtedness.

                  xii. Prohibited Sale or Pledge of Collateral. Any sale, conveyance, transfer, pledge or hypothecation of any interest in the Collateral or any part thereof, other than as expressly permitted in any of the Loan Documents, without prior written consent of Lender.

                  xiii. Prohibited Use of Loan Proceeds or Collateral. Borrower uses the Loan proceeds or Collateral in any manner different from the manner contemplated in the Loan Documents.

                  xiv. Loan Note Guarantee Called. Any act or failure to act by Borrower that creates an obligation by RBS to pay all or any part of the Loan under the terms of the Loan Note Guarantee.

                  xv. Performance Impaired. Lender or any holder of the Note believes in good faith that the prospect of full payment of the Indebtedness or performance of any covenants or obligations by the Borrower is impaired.

                  xvi. Failure to Maintain Citizenship. Failure by Gemini or its General Partner to maintain ownership by at least fifty-one (51%) percent citizens of the United States or persons residing in the U.S. after being legally admitted for permanent residence.

         lllll. Automatic Default Without Opportunity to Cure. Any payment by RBS of all or any part of the Loan under the terms of the Loan Note Guarantee due in whole or in part to the acts of or failure to act by the Borrower shall constitute an automatic default ("Automatic Default") by Borrower. Notwithstanding the Default provisions in paragraph 7.1 above, in the event of Automatic Default by Borrower, Lender shall have no obligation to give Borrower notice of Automatic Default nor give Borrower an opportunity to cure said Automatic Default. Borrower hereby expressly waives notice of Automatic Default and further waives the opportunity to cure in the event of Automatic Default.

         mmmmm. Acceleration Upon Default. It is expressly provided that upon Default or Automatic Default, Lender may declare the entirety of the Indebtedness, including the Note, and all principal, accrued interest, court costs and attorneys' fees hereunder, immediately due and/or payable. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of the

                  Note, in whole or in part, hereby expressly and severally; (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting the Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or the release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that Holder shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to enforce its rights against them or any security herefor; and (iv) consent to any extension or postponement of time of payment of the Note and to any other indulgence with respect hereto without notice thereof to any of them.

Article  - Miscellaneous

         nnnnn. Disbursement of the Loan. Borrower agrees that all of the loan proceeds will be disbursed for the benefit of Gemini. Borrower agrees that none of the loan proceeds shall be disbursed for the benefit of Delargen. Borrower agrees that none of the loan proceeds shall be disbursed to or for the benefit of Delargen except to the extent it is for the payment of Delargen obligations expressly assumed by Gemini. Attached as Exhibit "C" is a written disbursements schedule signed and agreed to by the Borrower listing names, addresses, and wiring instructions of the recipients of the loans proceeds and the amount to be paid each recipient known as of the date of the closing of this transaction. Borrower warrants and represents that the disbursements contemplated in Exhibit "C" comply with the restrictions on the use of the loan proceeds set forth in paragraph 3.1 above. Lender, at its sole option, may disburse the loan proceeds directly to the recipients set forth in Exhibit "C" as well as directly to any vendors of any of the Collateral and/or creditors with claims or liens against the Collateral, or in any other manner necessary to insure Lender's first lien security position in all of the Collateral and in collateral acquired by Gemini after the closing of the Loan. Lender has no obligation to disburse the loan proceeds or any part thereof if such disbursement would not be in accordance with the use of loan proceeds limitations set forth in paragraph 3.1, above.

         ooooo. Further Documentation. Borrower, at any time and from time to time, will execute and deliver such further documents and instruments and take such further action as may be reasonably requested by Lender, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the terms, conditions, covenants, representations, warranties and agreements contained in the Loan Documents.

         ppppp. Notices. In the event any notice or other document is sent to any party hereto, such notice or other document shall be sent by hand delivery (including private delivery service) or by registered or certified mail, return receipt requested, to the party entitled to receive such notice or other document at the address specified adjacent to their signature at the end of this Loan Agreement or any such other address as such party shall request in a written notice made in compliance herewith and such notice or document will be deemed received on the earlier of the date actually received if sent by hand delivery (including private delivery service) or three (3) calendar days after the date mailed.

         qqqqq. Cumulative Remedies and No Waiver. No failure to exercise and no delay in exercising or strictly enforcing on the part of Lender of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other right, power or privilege. A waiver of Default by Lender shall not be a waiver of any other or subsequent Default. A waiver of Lender to require strict performance by Borrower under the Loan Documents in any instance shall not constitute a waiver of Lender's right to require strict performance under the Loan Documents by Borrower in future instances. The rights and remedies provided herein are cumulative of, and not exclusive of, any rights or remedies provided by law, in equity, or in any other agreement or Loan Document, all of which Lender may pursue at any time and from time to time.

         rrrrr. Binding Effect. This Loan Agreement shall be binding upon Borrower and their successors and permitted assigns and shall be binding upon Lender and inure to the benefit of Lender, its successors and assigns.

         sssss. Unenforceable Provision. If a court of competent jurisdiction finds any provision of this Loan Agreement, the Note, or the Loan Documents to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all of the remaining provisions of this Loan Agreement in all other respects shall remain valid and enforceable and in no way affected thereby.

         ttttt. Accounting Terms. Accounting terms used but not defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied.

         uuuuu. Note Participation. Borrower expressly recognizes and agrees that Lender may sell to other financial institutions one or more participations in the loans incurred by Borrower pursuant hereto.

         vvvvv. Loan Fees and Attorneys' Fees. Borrower shall pay all out-of-pocket expenses and fees, including but not limited to, loan fees, packaging fees, underwriting fees, referral fees, brokerage fees, attorneys fees and expenses incurred by Lender or Borrower as a result of making the Loan. Borrower shall pay all fees and expenses of Lender in connection with the enforcement, operation and administration of this Loan Agreement, the Note, and all other Loan Documents, or any waiver or amendment of any provision hereof, and if a Default occurs, all reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts.

         wwwww. Non-Usurious Interest. It is the intention of the parties hereto to comply with applicable usury laws. Accordingly, it is agreed that, notwithstanding any provision to the contrary in this Loan Agreement, the Note, or the Loan Documents, in no contingency or event whatsoever shall this Loan Agreement, the Note, or any of the Loan Documents require the payment or permit the collection of interest, as defined under applicable usury laws, in excess of the maximum nonusurious rate provided by law ("Usurious Interest"). If any such Usurious Interest is contracted for, charged or received under this Loan Agreement, the Note, or the Loan Documents, or if the maturity of the
                  Note is accelerated in whole or in part, or in the event that all or part of the principal or interest upon the Note is accelerated in whole or in part, or in the event that all or part of the principal or interest upon the Note shall be prepaid,so that under any of such circumstances, event or contingency Usurious Interest is contracted for, charged or received under this Loan Agreement, the Note, or the Loan Documents then, in any such event, the provisions of this section shall govern and control, neither Borrower nor Guarantor, nor any other person or entity now or hereafter liable under this Loan Agreement or the Loan Documents for the payment of the Note shall be obligated to pay the amount of such Usurious Interest to the extent that it is in excess of the maximum amount of interest permitted under applicable usury laws to be contracted for, charged to or received from any person or entity obligated thereon. Any such excess interest which may have been collected either shall be applied as a credit against the then unpaid principal amount on the Note or refunded to the person or entity paying the same, at holder's option and the effective rate of interest shall be automatically reduced to the maximum nonusurious rate permitted by law. Determination of the rate of interest for the purpose of determining whether the Loan Agreement, the Note or the Loan Documents are usurious under all applicable Texas laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Note, all interest at any time contracted for, charged, or received from the Borrower in connection with the Loan Agreement, the Note or the Loan Documents. However, in the event the Note is paid in full by the Borrower prior to the end of the full stated term of the Note and the interest received for the actual period of the existence of the Note exceeds the maximum lawful rate, the Lender contracting for, charging, or receiving all such interest shall refund to the Borrower the amount of the excess or shall credit the amount of the excess against amounts owing under the Note and shall not be subject to any of the penalties provided by law for contracting for, charging, or receiving interest in excess of the maximum lawful rate.

        xxxxx. Conflict in Loan Documents. This Loan Agreement, including the representations and warranties made herein, shall survive the delivery of the Note, the Loan Documents and the making of any renewals thereof. In the event of any actual conflict in the express terms and provisions of any of the Loan Documents, the provisions of the Loan Documents requiring the strictest standard or degree of performance (as permitted by law) by the Borrower and giving the greatest degree of protection to the Lender, its successors, assigns and attorneys, will be applied. In no event will an actual conflict in the express provisions of any of the Loan Documents permit a more lenient standard or lesser degree of performance by the Borrower unless required by law. In the event of any actual conflict between the express terms and provisions of the Loan Documents where in the conflicting terms and provisions there is no difference in the standard of performance required of the Borrower and the degree of protection for the Lender, then the provisions of the Loan

                  Documents will take precedence in the order listed in paragraph 1.16 above.

         yyyyy. Venue, Jurisdiction and Governing Law. The Loan Documents and any other agreement or instrument executed pursuant hereto are performable in Richardson, Dallas County, Texas, at Lender's office which shall be the proper place of venue for suit on any dispute, matter or issue arising out of or related to the Loan Documents, and Borrower irrevocably agrees that any legal proceeding between thereon shall be brought in the District Courts of Dallas County, Texas or the United States District Court for the Northern District of Texas, Dallas Division (collectively called the "Specified Courts"). Borrower and Guarantor agree that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Loan Documents and any other agreement or instrument executed pursuant hereto shall be governed by and construed in accordance with the applicable laws of the State of Texas.

         zzzzz. Multiple Originals. This Loan Agreement may be executed in multiple originals, each of which shall be deemed an original.

         aaaaaa. Headings. Headings in this Loan Agreement are for convenience only and shall not be used to interpret or construe any of its provisions.

         bbbbbb. No Third Party Beneficiary. The Loan Documents are for the benefit of the Lender and Borrower and their successors and assigns, and the Borrower, Guarantors, and Lender intend that no third party shall have any rights or claims by reason of this contract, including but not limited to those third party recipients set forth in Exhibit "C."

         cccccc. Integration. The Loan Documents constitute the entire agreement between the parties hereto regarding the Loan, and any prior agreements between the parties, whether oral or written, are superseded by the Loan Documents.

         dddddd.  Modification.  The Loan Agreement and other Loan

                  Documents may only be modified or amended in writing signed by the Lender and the Borrower.

         eeeeee. Indemnification. BORROWER HEREBY AGREES TO INDEMNIFY AND HOLD LENDER AND ANY SUBSEQUENT HOLDERS HARMLESS FROM ANY AND ALL LOSSES, CLAIMS, EXPENSES, PROFESSIONAL FEES (INCLUDING BUT NOT LIMITED TO ATTORNEYS FEES) OR LITIGATION INCURRED BY LENDER AS A RESULT OF THE LOAN TO BORROWER.

         ffffff. Documents survive the Closing. This Loan Agreement and all of the other Loan Documents shall survive the closing of the Loan.

         gggggg. Joint and Several Liability of Gemini and Delargen. Gemini and Delargen shall both be deemed makers of the Note, and Gemini and Delargen shall be jointly and severally liable as makers of the Note.

BENEFIT LIFE INSURANCE COMPANY                       Address for Notice:
                                                     1600 North Coit
                                                     Promenade Center 1010
                                                     Richardson, TX 75083
By:         /s/Stanley E. Corvin, Jr.
     --------------------------------------------
         Stanley E. Corvin, Jr., Attorney-in-Fact

ACCEPTED AND AGREED TO on this the 24th day of June, 1997.


GEMINI BIOTECH, LTD.                                 Address for Notice:
                                                     3608 Research Forest Drive,
                                                     Suite B-7
                                                     The Woodlands, Texas 77381

By:  /s/Krishna Jayaraman
     --------------------------------------------
         Krishna Jayaraman, President of Delargen
           Corporation, General Partner of Gemini

ACCEPTED AND AGREED TO on this the 24th day of June, 1997.


DELARGEN CORPORATION                                 Address for Notice:
d/b/a Gemini Biotech, Inc.                           3608 Research Forest Drive,
                                                     Suite B-7
                                                     The Woodlands, Texas 77381

By:         /s/Krishna Jayaraman
     --------------------------------------------
         Krishna Jayaraman, President

ACCEPTED AND AGREED TO on this the 24th day of June, 1997.


KRISHNA JAYARAMAN                                    Address for Notice:
                                                     3608 Research Forest Drive,
                                                     Suite B-7
                                                     The Woodlands, Texas 77381


By:      /s/Krishna Jayarman
     --------------------------------------------
         Krishna Jayaraman, Limited Partner of Borrower

ACCEPTED AND AGREED TO on this the 24th day of June, 1997.


SHASHIKALA JAYARAMAN                                 Address for Notice:
                                                     3608 Research Forest Drive,
                                                     Suite B-7
                                                     The Woodlands, Texas 77381

By:       /s/Shashikala Jayaraman
     --------------------------------------------
         Shashikala, Limited Partner of Borrower

ACCEPTED AND AGREED TO on this the 24th day of June, 1997.


KRISHNA JAYARAMAN                                    Address for Notice:
                                                     3608 Research Forest Drive,
                                                     Suite B-7
                                                     The Woodlands, Texas 77381

By:       /s/Krishna Jayaraman
     --------------------------------------------
         Krishna Jayaraman, Guarantor

ACCEPTED AND AGREED TO on this the 24th day of June, 1997.



SHASHIKALA JAYARAMAN                                 Address for Notice:
                                                     3608 Research Forest Drive,
                                                     Suite B-7
                                                     The Woodlands, Texas 77381


By:            /s/Shashikala Jayaraman
     --------------------------------------------
          Shashikal, Guarantor


ACCEPTED AND AGREED TO on this the 24th day of June, 1997.